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
                                                                                                             Exhibit 12(b)
                                           Aon Corporation and Consolidated Subsidiaries
                                             Combined With Unconsolidated Subsidiaries
                                     Computation of Ratio of Earnings to Combined Fixed Charges
                                                    and Preferred Stock Dividends


                                                 Nine Months
                                                Ended Sept 30,                            Years Ended December 31,
                                          ------------------------  ---------------------------------------------------------------
(millions except ratios)                      1996         1995         1995         1994         1993       1992 (1)       1991
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------

Income from continuing operations
   before provision for income taxes      $    374.9   $    360.9   $    458.0   $    397.0   $    331.6   $    179.1   $    242.4

Add back fixed charges:

Interest on indebtedness                        32.9         41.2         55.5         46.4         42.3         41.9         40.7

Interest on ESOP                                 3.5          4.1          5.3          5.9          6.5          6.9          7.2

Portion of rents representative of
   interest factor                              20.0         18.0         21.4         28.7         26.1         19.2         15.4
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------

   Income as adjusted                     $    431.3   $    424.2   $    540.2   $    478.0   $    406.5   $    247.1   $    305.7
                                          ===========  ===========  ===========  ===========  ===========  ===========  ===========

Fixed charges and preferred stock dividends:

Interest on indebtedness                  $     32.9   $     41.2   $     55.5   $     46.4   $     42.3   $     41.9   $     40.7

Preferred stock dividends                       23.2         29.4         37.5         48.4         47.5         20.3          3.5
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------

   Interest and dividends                       56.1         70.6         93.0         94.8         89.8         62.2         44.2

Interest on ESOP                                 3.5          4.1          5.3          5.9          6.5          6.9          7.2

Portion of rents representative of
   interest factor                              20.0         18.0         21.4         28.7         26.1         19.2         15.4
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------

   Total fixed charges and preferred
      stock dividends                     $     79.6   $     92.7   $    119.7   $    129.4   $    122.4   $     88.3   $     66.8
                                          ===========  ===========  ===========  ===========  ===========  ===========  ===========

Ratio of earnings to combined fixed
 charges and preferred stock dividends           5.4          4.6          4.5          3.7          3.3          2.8          4.6
                                          ===========  ===========  ===========  ===========  ===========  ===========  ===========

Ratio of earnings to combined fixed
 charges and preferred stock dividends (2)       5.9          5.7          5.8          4.8          4.5          4.1          5.9
                                          ===========  ===========  ===========  ===========  ===========  ===========  ===========

(1) Income from continuing operations before provision for income taxes excludes the cumulative effect of changes in accounting principles.
(2) The calculation of this ratio of earnings to fixed charges reflects the addition of the income from discontinued operations before the provision for income tax component for each period presented.

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